Exhibit 4.14

BANK OF AMERICA CORPORATION

MASTER REGISTERED GLOBAL SENIOR NOTE

This Master Registered Global Senior Note (this “Note”) is a global security within the meaning of the Indenture dated as of January 1, 1995, as may be supplemented and amended from time to time (the “Indenture”), between Bank of America Corporation (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”) under the Indenture and is registered in the name of Cede & Co., as the nominee of The Depository Trust Company (55 Water Street, New York, New York) (the “Depository”). This Note is not exchangeable for definitive or other Notes registered in the name of a person other than the Depository or its nominee, except in the limited circumstances described in the Indenture or in this Note, and no transfer of this Note (other than a transfer as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor depository or a nominee of such successor depository) may be registered except in the limited circumstances described in the Indenture.

Unless this Note is presented by an authorized representative of the Depository to the Company or its agent for registration of transfer, exchange or payment, and this Note is registered in the name of CEDE & CO., or such other name as requested by an authorized representative of the Depository, and unless any payment is made to CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, since the registered owner hereof, CEDE & CO., has an interest herein.

NEITHER THIS NOTE NOR THE SECURITIES REPRESENTED HEREBY ARE SAVINGS ACCOUNTS OR DEPOSITS, AND THIS NOTE AND THE SECURITIES REPRESENTED HEREBY ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY AND IS NOT AN OBLIGATION OF OR GUARANTEED BY BANK OF AMERICA, N.A. OR ANY OTHER BANKING OR NONBANKING AFFILIATE OF BANK OF AMERICA CORPORATION.

THE SECURITIES REPRESENTED BY THIS NOTE ARE THE DIRECT, UNCONDITIONAL, UNSECURED AND UNSUBORDINATED GENERAL OBLIGATIONS OF BANK OF AMERICA CORPORATION. SUCH OBLIGATIONS EVIDENCED BY THIS NOTE RANK PARI PASSU WITH ALL OTHER UNSECURED AND UNSUBORDINATED OBLIGATIONS OF BANK OF AMERICA CORPORATION, EXCEPT OBLIGATIONS THAT ARE SUBJECT TO ANY PRIORITIES OR PREFERENCES UNDER APPLICABLE LAW.

R-	Registered

Date of Issuance:

BANK OF AMERICA CORPORATION

MASTER REGISTERED GLOBAL SENIOR NOTE

This Note represents one or more obligations of Bank of America Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor corporation), which may be issued by the Company from time to time in one or more offerings up to the aggregate principal amount of senior and subordinated medium-term notes, Series L, duly authorized by the Company’s board of directors, or a duly authorized committee thereof or appointed thereby, to be issued (each such obligation under this Note, a “Supplemental Obligation”). The terms of each Supplemental Obligation are and will be reflected in this Note and in the pricing supplements identified on Schedule 1 (each such pricing supplement, together with the Company’s prospectus dated March 30, 2012, as it may be amended or supplemented from time to time, including by the prospectus supplement, dated March 30, 2012, and as supplemented by any product supplement to the prospectus (as supplemented, the “Prospectus”), a “Pricing Supplement”) relating to such Supplemental Obligation, which Pricing Supplement (including the Prospectus) is on file with the Trustee. With respect to each Supplemental Obligation, the provisions of the applicable Pricing Supplement and Prospectus are hereby incorporated by reference herein and are deemed to be a part of this Note as of the applicable Original Issue Date specified on Schedule 1. Each reference to “this Note” includes and shall be deemed to refer to each Supplemental Obligation. A “pricing supplement” may bear a different name, including, without limitation, “term sheet” or “terms supplement.”

With respect to each Supplemental Obligation, every term of this Note is subject to modification, amendment or elimination through the incorporation by reference of the applicable Pricing Supplement, whether or not the phrase “unless otherwise provided in the Pricing Supplement” or language of similar import precedes the term of this Note so modified, amended or eliminated. It is the intent of the parties hereto that, in the case of any conflict between the terms of a Pricing Supplement and the terms herein (including any provisions set forth on the reverse hereof), the terms of the Pricing Supplement shall control over the terms herein with respect to the relevant Supplemental Obligation. Without limiting the foregoing, in the case of each Supplemental Obligation, holders of beneficial interests in this Note are directed to the applicable Pricing Supplement for a description of certain terms of such Supplemental Obligation, including, as applicable (i) the manner of determining the principal amount of, interest, if any, premium, if any, or (if applicable) securities or other assets deliverable on such Supplemental Obligation, (ii) the dates, if any, on which the principal amount of, interest, if any, and premium, if any, on such Supplemental Obligation shall be determined and payable, (iii) the currency in which a Supplemental Obligation is payable, (iv) the ability of the Company to redeem the Supplemental Obligation prior to the Maturity Date, (v) the ability of the holder of the Supplemental Obligation to require repayment of a Supplemental Obligation prior to its stated Maturity Date, (vi) the amount payable upon any acceleration of such Supplemental

Obligation, (vii) and the principal amount of such Supplemental Obligation deemed to be Outstanding for purposes of determining whether holders of the requisite principal amount of Supplemental Obligations have made or given any request, demand, authorization, direction, notice, consent, waiver or other action under the Indenture.

This Note is a “Master Note,” which term means a global security that provides for incorporation therein of the terms of Supplemental Obligations by reference to the applicable Pricing Supplements, substantially as contemplated herein.

The Company, for value received, hereby promises to pay to CEDE & CO., as nominee for The Depository Trust Company, or its registered assigns, the principal premium or other amounts as calculated and specified in the applicable Pricing Supplement, as adjusted in accordance with Schedule 1 hereto, on the Stated Maturity Date specified in the applicable Pricing Supplement (except to the extent redeemed or repaid prior to the Stated Maturity Date). If no Default Rate is specified in the applicable Pricing Supplement, the Default Rate shall be the fixed or floating Interest Rate or Interest Rates specified in the applicable Pricing Supplement. “Maturity,” for a Supplemental Obligation when used herein, means the date on which the principal, or an installment of principal, on that Supplemental Obligation becomes due and payable in full in accordance with the terms of the applicable Pricing Supplement and of the Indenture, whether at the Stated Maturity Date or by declaration of acceleration, call for redemption, prepayment at the holder’s option or otherwise.

Any interest so payable, and punctually paid or duly provided for, on any Interest Payment Date for a Supplemental Obligation will be paid to the person in whose name this Note (or one or more predecessor Notes evidencing all or a portion of the same Supplemental Obligation) is registered, unless otherwise specified in the applicable Pricing Supplement (i) if held in book-entry only form and denominated in U.S. dollars, at the close of business on the date that is one business day (in Charlotte, North Carolina and New York City) prior to such Interest Payment Date or (ii) if held in book-entry form and denominated in a currency other than U.S. dollars or if held in definitive form, at the close of business on the fifteenth calendar day immediately preceding such Interest Payment Date (each, referred to herein as the “Regular Record Date”); provided, however, that the first payment of interest on a Supplemental Obligation with an Original Issue Date between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date will be made on the Interest Payment Date following the next Regular Record Date to the person in whose name this Note is registered at the close of business on such next Regular Record Date; and provided, further, that interest payable at Maturity (the “Maturity Date”) will be payable to the person to whom the principal hereof shall be payable. The principal on a Supplemental Obligation so payable, and punctually paid or duly provided for, at Maturity will be paid to the person in whose name this Note (or one or more predecessor Notes evidencing all or a portion of the same debt as that Supplemental Obligation) is registered at the close of business on the Maturity Date. Any such interest or principal not punctually paid or duly provided for shall be payable as provided in this Note and in the Indenture.

Payments shall be made by wire transfer to the registered holder of this Note by the Paying Agent without necessity of presentation and surrender of this Note to such account as has been appropriately designated to the Paying Agent by the person entitled to such payments.

The Company will pay any administrative costs imposed by any bank in making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon payments hereunder, including, without limitation, any withholding tax, will be borne by the holder hereof.

Reference is made to the further provisions of this Note set forth on the reverse hereof and in the applicable Pricing Supplement, which provisions shall have the same effect as though fully set forth herein. In the event of any conflict between the provisions contained herein or on the reverse hereof and the provisions contained in the applicable Pricing Supplement, the latter shall control. References herein to “this Note,” “hereof,” “herein” and comparable terms shall mean this Note and shall include the applicable Pricing Supplement.

Unless the certificate of authentication hereon has been executed by the Trustee (or other authentication agent duly appointed in accordance with the Indenture), by manual signature of an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, Bank of America Corporation has caused this instrument to be duly executed on its behalf, by manual or facsimile signature.

Dated:		BANK OF AMERICA CORPORATION

[CORPORATE SEAL]
By:
ATTEST:		Name: Title:
By:
Title:	[Assistant] Secretary

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

[Reverse of Note]

BANK OF AMERICA CORPORATION

Medium-Term Senior Note, Series L

MASTER REGISTERED GLOBAL SENIOR NOTE

SECTION 1. General. This Note represents one or more duly authorized Supplemental Obligations of the Company to be issued in one or more series under the Indenture, and to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company and the Trustee and the London Paying Agent (as described below) thereunder and the holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms Trustee and London Paying Agent shall include any additional or successor trustee or agents appointed in such capacities by the Company in accordance with the terms of the Indenture.

Each Supplemental Obligation will be issued pursuant to the Prospectus Supplement dated March 30, 2012 to the Prospectus dated March 30, 2012, as either of such documents may be supplemented or amended from time to time, or pursuant to any document that supersedes or replaces either of such documents from time to time (referred to collectively herein as the “Prospectus”) and may have different issue and Maturity Dates, bear interest at different rates and vary in such other ways as provided in the applicable Pricing Supplement, the Indenture and described in the Prospectus. The specific terms of each Supplement Obligation will be described in a Pricing Supplement.

The Company has initially appointed the Trustee to act as the U.S. Issuing and Paying Agent, Security Registrar and Transfer Agent for the Supplemental Obligation and The Bank of New York Mellon to act as the London Paying Agent for certain of the Supplemental Obligations through its London branch (the “London Paying Agent” and, with the Trustee, each, a “Paying Agent”). Requests in respect of payments with respect to Supplemental Obligation under this Note may be served, at the corporate trust office of the Trustee, located at 101 Barclay Street, New York, New York, 10286, and/or at the office of the London Paying Agent located at One Canada Square, London, E14 5AL, as applicable, or such other locations as may be specified by the applicable Paying Agent and notified to the Company and the registered holder of this Note.

Unless specified otherwise in the applicable Pricing Supplement, no Supplemental Obligation will be subject to a sinking fund.

Definitive notes will be issued in authorized denominations only and will be issued in registered form only, without coupons. The Registrar shall make an appropriate notation in its records on Schedule 1 to reflect the issuance of any Supplemental Obligation represented by this Note in definitive form.

SECTION 2. Interest Provisions. Interest, if any, payable on a Supplemental Obligation shall be calculated as set forth in the applicable Pricing Supplement.

SECTION 3. Optional Redemption. A Supplemental Obligation may be redeemable by the Company prior to its Stated Maturity Date if so specified in, and in accordance with the terms of, the applicable Pricing Supplement. IF NO REDEMPTION DATE IS SET FORTH IN THE APPLICABLE PRICING SUPPLEMENT, THAT SUPPLEMENTAL OBLIGATION MAY NOT BE REDEEMED AT THE OPTION OF THE COMPANY PRIOR TO ITS STATED MATURITY DATE.

If so specified in the applicable Pricing Supplement, on and after the Initial Redemption Date, if any, a Supplemental Obligation may be redeemed at any time in whole or from time to time in part at the option of the Company at a redemption price of 100% of the principal amount of that Supplemental Obligation being redeemed, together with accrued and unpaid interest on that Supplemental Obligation payable at the applicable rate or rates borne by that Supplemental Obligation, but excluding, the Redemption Date (unless a different redemption price is specified in the applicable Pricing Supplement), on notice given in accordance with the Indenture and the Pricing Supplement. The notice of redemption will take the form of a certificate signed by the Company specifying:

•	the date fixed for redemption;

•	the redemption price;

•	the securities identification number(s) of the Supplemental Obligation to be redeemed;

•	the amount to be redeemed, if less than all of the Supplemental Obligation is to be redeemed;

•	the place of payment for the Supplemental Obligation to be redeemed; and

•	that on and after the date fixed for redemption, interest will cease to accrue on the Notes to be redeemed.

So long as a depository is the record holder of a Supplemental Obligation, the Company will deliver any redemption notice only to that depository.

In the event of redemption of a Supplemental Obligation in part only, the unredeemed portion thereof shall be at least the minimum authorized denomination (the “Authorized Denomination”) specified in the applicable Pricing Supplement, or if no such Authorized Denomination is so specified, U.S. $1,000 or its equivalent in the Specified Currency. In the event of redemption of a Supplemental Obligation in part only, the unredeemed portion of that Supplemental Obligation shall continue to be represented by this Note and the applicable Pricing Supplement, subject to modifications specified on Schedule 1 attached hereto. The Registrar shall note any such early redemption, whether in whole or in part, on Schedule 1. Unless otherwise specified in the applicable Pricing Supplement, if less than all of a Supplemental Obligation is to be redeemed, the Trustee shall select, pro rata or by lot or in such other manner as the Trustee shall deem fair and appropriate, the amount of that Supplemental Obligation to be redeemed.

From and after any Redemption Date, if monies for the redemption of a Supplemental Obligation (or portion thereof) shall have been made available for redemption on such Redemption Date, that Supplemental Obligation (or such portion thereof) shall cease to bear interest or premium and the holder’s only right with respect to that Supplemental Obligation (or such portion thereof) shall be to receive payment of the redemption price of such Supplemental Obligation (or portion thereof) being redeemed as specified in the applicable Pricing Supplement.

SECTION 4. Optional Repayment. A Supplemental Obligation may be repayable prior to its Stated Maturity Date at the option of the holder if so specified in, and in accordance with the terms of, the applicable Pricing Supplement. IF NO OPTIONAL REPAYMENT BY THE HOLDER IS SET FORTH IN THE APPLICABLE PRICING SUPPLEMENT, THAT SUPPLEMENTAL OBLIGATION MAY NOT BE SO REPAID AT THE OPTION OF THE HOLDER PRIOR TO ITS STATED MATURITY DATE. In the event of an early repayment of a Supplemental Obligation in part only, the portion of such Supplemental Obligation that is not repaid shall continue to be represented by this Note and the applicable Pricing Supplement. The Registrar shall note any such optional repayment, whether in whole or in part, on Schedule 1.

SECTION 5. Repayment Upon Death. The provisions of this Section shall apply if and to the extent the applicable Pricing Supplement indicates that the Supplemental Obligation has the Survivor’s Option described herein. As set forth in the applicable Pricing Supplement, the Company shall be required to repay the beneficial owner of the Supplemental Obligation prior to its Stated Maturity Date, if requested by the authorized representative of the beneficial owner of the Supplemental Obligation, following the death of the beneficial holder of the Supplemental Obligation (the “Survivor’s Options”). No Survivor’s Option may be exercised if the deceased beneficial owner of the Supplemental Obligation held such Supplemental Obligation for less than six months prior to the request. In addition, the Company may limit the aggregate principal amount of the Supplemental Obligation as to which the exercises of the Survivor’s Option may be accepted by the Company, as more fully described in the applicable Pricing Supplement. Forms of notice of election of exercise the Survivor’s Option may be obtained from The Bank of New York Mellon Trust Company, N.A., 2001 Bryan Street, 10th Floor, Dallas, Texas 75201, Attention: Survivor Option Department, 1-800-275-2048 or e-mail them at survivors_option@bnymellon.com. Notwithstanding anything to the contrary contained herein, upon the valid election of the Survivor’s Option and proper tender of the related Supplemental Obligation, the Company may elect, in lieu of redeeming that Supplemental Obligation, to permit one of its subsidiaries, including Merrill Lynch, Pierce, Fenner & Smith Incorporated, to purchase that Supplemental Obligation from the representative of the holder of the Supplemental Obligation on the same terms and conditions as required of the Company pursuant to the Survivor’s Option. In the event the Company makes such an election, the Company and its designated subsidiary shall notify the Trustee of such election. The Company shall remain obligated to redeem the applicable Supplemental Obligation at the time and upon the terms and conditions contained in the Survivor’s Option in the event the Company’s designated subsidiary fails to purchase the applicable Supplemental Obligation on the same terms or at the time required of the Company pursuant to the Survivor’s Option.

SECTION 6. Modification and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment of the Indenture and the modification of the rights and obligations of the Company and the rights of the holders of a Supplemental Obligation at any time by the Company with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the series of a Supplemental Obligation of which this Note is a part then outstanding and all other Securities (as defined in the Indenture) outstanding under the Indenture and affected by such amendment and modification. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of a series of Supplemental Obligations under this Note then outstanding, on behalf of the holders of such Supplemental Obligations, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of such Notes shall be conclusive and binding upon such holder and upon all future holders of such Notes and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu hereof whether or not notation of such consent or waiver is made upon such Notes. The determination of whether a particular Supplemental Obligation is “outstanding” will be made in accordance with the Indenture.

Any new global security authenticated and delivered after the execution of any agreement modifying, amending or supplementing this Note may bear a notation in a form approved by the Company as to any matter provided for in such modification, amendment or supplement to the Indenture or the Supplemental Obligations. Any new global security so modified as to conform, in the opinion of the Company, to any provisions contained in any such modification, amendment or supplement may be prepared by the Company, authenticated by the Trustee and delivered in exchange for this Note.

SECTION 7. Obligations Unconditional. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal, premium, if any, and interest on each Supplemental Obligation at the times, place and rate, and in the coin or currency, prescribed in this Note and in the applicable Pricing Supplement.

SECTION 8. Successor to Company. The Company may not consolidate or merge with or into any other person, or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless (a) the resulting or acquiring entity, if other than the Company, is organized and validly existing under the laws of the United States, any state thereof or the District of Columbia, and shall expressly assume all the Company’s obligations under the Indenture; and (b) immediately after giving effect to such transaction, the Company (or any resulting or acquiring entity, if other than the Company) is not in default in the performance of any covenant or condition under the Indenture.

Upon consolidation, merger, sale or transfer as described above, the resulting or acquiring entity shall be substituted for the Company in the Indenture with the same effect as if it had been an original party to the Indenture, and the successor entity may exercise the Company’s right and powers under the Indenture.

SECTION 9. Authorized Denominations. Each Supplemental Obligation may be issued, whether on the original issue date or upon registration of transfer, exchange or partial redemption or repayment of such Supplemental Obligation, only in an Authorized Denomination as specified in the applicable Pricing Supplement, or if no Authorized Denomination is so specified, in minimum denominations of U.S.$1,000 and any integral multiple of U.S.$1,000 in excess thereof (or equivalent denominations in other currencies, subject to any other statutory or regulatory minimums).

SECTION 10. Registration of Transfer. As provided in the Indenture and subject to certain limitations as therein set forth, the transfer of this Note is registrable in the register maintained by the Security Registrar, upon surrender of this Note for registration of transfer at the office or agency of the Company designated by it pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee or the Security Registrar requiring such written instrument of transfer duly executed by, the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new notes will be issued to the designated transferee or transferees.

This Note may be exchanged in whole, but not in part, and Supplemental Obligations may be exchanged in whole, for security-printed definitive Notes, only under the circumstances described in the Indenture. In any such instance, an owner of a beneficial interest in this Note or applicable Supplemental Obligation will be entitled to physical delivery in definitive form of notes equal in principal amount to such beneficial interest and to have such notes registered in its name. Unless otherwise set forth above, notes so issued in definitive form will be issued in Authorized Denominations only and will be issued in registered form only, without coupons.

Subject to the terms of the Indenture, if the notes are held in definitive form, a holder may exchange its notes for other notes of the same series in an equal aggregate principal amount and in Authorized Denominations.

Notes in definitive form may be presented for registration of transfer at the office of the Security Registrar or at the office of any transfer agent that the Company may designate and maintain. The Security Registrar or the transfer agent will make the transfer or registration only if it is satisfied with the documents of title and identity of the person making the request. The Company may change the Security Registrar or the transfer agent or approve a change in the location through which the Security Registrar or transfer agent acts at any time, except that the Company will be required to maintain a security registrar and transfer agent in each place of payment for the notes of a series of Supplemental Obligation. At any time, the Company may designate additional transfer agents for a series of Supplemental Obligation.

The Company will not be required to (a) issue, exchange, or register the transfer of any notes if it has exercised its right to redeem notes of a Supplemental Obligation for a period of 15 calendar days before the redemption date, or (b) exchange or register the transfer of any notes of a Supplemental Obligation that were selected, called, or are being called for redemption, except the unredeemed portion of the notes of that Supplemental Obligation, if being redeemed in part.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee, and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether not this Note be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary, except as required by applicable law.

SECTION 11. Events of Default. If an Event of Default (defined in the Indenture as (a) the Company’s failure to pay the principal or premium, if any, on a Supplemental Obligation; (b) the Company’s failure to pay interest on a Supplemental Obligation within 30 calendar days after the same becomes due; (c) the Company’s breach of its other covenants contained in this Note or in the Indenture, which breach is not cured within 90 calendar days after written notice by the Trustee or the holders of at least 25% in outstanding principal amount of all Securities issued under the Indenture and affected thereby; and (d) certain events involving the bankruptcy, insolvency or liquidation of the Company shall occur, the principal of all Supplemental Obligation affected thereby may be declared due and payable in the manner and with the effect provided in the Indenture.

SECTION 12. Defeasance. Unless otherwise specified in the applicable Pricing Supplement, the provisions of Article Fourteen of the Indenture do not apply to the relevant Supplemental Obligation.

SECTION 13. Specified Currency. Unless otherwise provided herein or in the applicable Pricing Supplement, the principal, premium, if any, and interest on any Supplemental Obligation are payable in the Specified Currency indicated in the applicable Pricing Supplement.

SECTION 14. Mutilated, Defaced, Destroyed, Lost or Stolen Notes. In case this Note or any definitive notes issued in certificated form in exchange for beneficial interests in this Note in accordance with the Indenture (referred to herein as “Certificated Notes”) shall at any time become mutilated, defaced, destroyed, lost or stolen, and this Note or a Certificated Note or evidence of the loss, theft or destruction hereof or thereof satisfactory to the Company and the Security Registrar and such other documents or proof as may be required by the Company and the Security Registrar shall be delivered to the Security Registrar, the Security Registrar shall issue a new Note or Certificated Note in exchange and substitution for the mutilated or defaced Note or Certificated Note or in lieu of the Note or Certificated Note destroyed, lost or stolen but, in the case of any destroyed, lost or stolen Note or Certificated Note, only upon receipt of evidence satisfactory to the Company and the Security Registrar that this Note or Certificated Note was destroyed, stolen or lost, and, if required, upon receipt of indemnity satisfactory to the Company and the Security Registrar. Upon the issuance of any substituted Note or Certificated Note, the Company may require the payment of a sum sufficient to cover all expenses and reasonable charges connected with the preparation and delivery of a new Note or Certificated Note. If any Note or Certificated Note which has matured or has been redeemed or repaid or is about to mature or to be redeemed or repaid shall become mutilated, defaced, destroyed, lost or stolen, the Company may, instead of issuing a substitute Note or Certificated Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Note or Certificated Note) upon compliance by the holder with the provisions of this paragraph.

SECTION 15. Miscellaneous. No recourse shall be had for the payment of principal of (and premium, if any) or interest on, Supplemental Obligations represented by this Note for any claim based hereon, or otherwise in respect hereof, against any shareholder, employee, agent, officer or director, as such, past, present or future, of the Company or of any successor organization, either directly or through the Company or any successor organization, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

SECTION 16. Defined Terms. All terms used in this Note which are defined in the Indenture or the Prospectus and are not otherwise defined in this Note shall have the meanings assigned to them in the Indenture or the Prospectus, as applicable.

SECTION 17. GOVERNING LAW. THIS NOTE AND THE NOTES REPRESENTED HEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, NOTWITHSTANDING ANY OTHERWISE APPLICABLE CONFLICTS OF LAWS PROVISIONS AND ALL APPLICABLE UNITED STATES FEDERAL LAWS AND REGULATIONS.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT —		as Custodian for
	(Cust)		(Minor)
Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

/ /
Please print or type name and address, including zip code of assignee the within Note of BANK OF AMERICA CORPORATION and all rights thereunder and does hereby irrevocably constitute and appoint

Attorney

to transfer the said Note on the books of the within-named Company, with full power of substitution in the premises

Dated:

SIGNATURE GUARANTEED:
NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of this Note

Schedule 1

CUSIP Number and Title of Supplemental Obligation	Initial Principal Amount of Supplemental Obligation	Original Issue Date	Increase (Decrease) in Principal Amount	Transfer/ Redemption/ Repayment/ Exchange into Definitive Note	Date of Increase (Decrease) or Transfer/ Redemption/ Repayment/ Exchange into Definitive Note	Trustee Notation